UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 17, 2012

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2012, a subsidiary of Taubman Centers, Inc. executed an agreement to acquire an additional 49.9 percent interest in the consolidated joint venture that owns International Plaza (Tampa, Fla.) from CSAT, LP (CSAT). The acquisition was completed on December 19, 2012. The acquisition increases the company's ownership in the center to 100 percent. The $437 million purchase price for CSAT's interest in the center consists of $275 million of cash and approximately $162 million of additional beneficial interest in debt encumbering the center.

The foregoing description is qualified in its entirety by the Partnership Interest Purchase Agreement, a copy of which is filed as Exhibit 10 to this report and is incorporated herein by reference.

Item 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 8.01.	OTHER EVENTS.

On December 19, 2012, Taubman Centers, Inc. issued a press release announcing the acquisition of the additional interest in International Plaza and entry into an agreement to acquire an additional 25 percent interest in Waterside Shops (Naples, Fla.). The company and affiliates of The Forbes Company have agreed, on a pari passu basis, to acquire an affiliate of Oregon PERS' 50 percent interest in Waterside Shops. Upon closing, the company's ownership in the center will be 50 percent, with the remaining interests being owned by affiliates of The Forbes Company. The $155 million purchase price for Oregon PERS' interest in the center consists of $72.5 million of cash and $82.5 million of beneficial interest in debt. The company's share of the cash and beneficial interest in debt are $36.3 million and $41.3 million, respectively. The transaction is subject to lender approval and is expected to close within 10 days of lender approval. The company will continue to account for its ownership interest in Waterside Shops under the equity method of accounting. The Forbes Company will continue to lease and manage the center.

Based on the total combined consideration for these interests of $592 million and estimates of the properties' combined net operating income (NOI) in 2013, the combined capitalization rate on the International Plaza and Waterside Shops acquisitions is about 4.6 percent.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10	Partnership Interest Purchase Agreement dated as of December 17, 2012 between CSAT, L.P., and Woodland Shopping Center Limited Partnership
99	Press Release, dated December 19, 2012, entitled “Taubman Announces Acquisitions of Additional Interests in International Plaza and Waterside Shops.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10	Partnership Interest Purchase Agreement dated as of December 17, 2012 between CSAT, L.P., and Woodland Shopping Center Limited Partnership
99	Press Release, dated December 19, 2012, entitled “Taubman Announces Acquisitions of Additional Interests in International Plaza and Waterside Shops.”